Exhibit 99.1

Cohen & Steers Income Opportunities REIT, Inc. 1166 Avenue of the Americas New York, NY 10036 212 832 3232 Contact: Robert Klemens Vice President Communications 212 796 9377

Cohen & Steers Income Opportunities REIT, Inc.
Acquires Manchester Village Shopping Center in Rock Hill, South Carolina

New York, October 13, 2026— Cohen & Steers Income Opportunities REIT, Inc. (“CNSREIT”) today announced the acquisition of Manchester Village, a 99%-occupied community shopping center in Rock Hill, South Carolina, part of the Charlotte metropolitan area. CNSREIT made the investment through its programmatic joint venture with the Sterling Organization, a real estate investment firm that specializes in shopping centers in the U.S.

Manchester Village is situated at the interchange along Interstate 77 as it extends south from downtown Charlotte, aligning it with CNSREIT’s initial focus on acquiring well-occupied, income-generating shopping centers anchored by necessity-based retailers in growing, supply-constrained markets. The York County retail submarket is 96% occupied and has recorded average annual rent growth of about 6% over the five years ended 2025.1 Rock Hill benefits from an increasingly favorable sales and personal income tax advantage relative to Charlotte.2 The county has seen population growth of 8.9% over the last five years, as people and companies are attracted to the favorable tax environment and affordable housing.3

James S. Corl, Chief Executive Officer of CNSREIT and Head of the Private Real Estate Group at Cohen & Steers, said:
“Manchester Village is another strong acquisition for CNSREIT. Just as the growth from Charlotte is spilling over into Mooresville to the north along Interstate 77, where our recently acquired Winslow Bay Commons sits, the Rock Hill area is also seeing rapid growth as the Charlotte metro pushes south. What makes this location even more interesting is that the Charlotte metro has now pushed over the state line into South Carolina, where retail just over the border benefits from a favorable sales tax relative to North Carolina. Tenant demand for this center is exceptionally strong.”

1 CoStar as of 8/31/2026
2 York County; North Carolina Department of Revenue; South Carolina Department of Revenue as of 8/31/2026
3 United States Census Bureau; York County, SC as of 7/1/2025

The property is 1.5 miles from Palmetto Research Park, where announced health care and biopharma projects represent $1.8 billion of planned investment and significant new job growth for the area. The Charlotte metropolitan area is one of the fastest-growing metros in the U.S., with 1.9% annual population growth between 2020-2025 relative to 0.6% for the U.S.4

About CNSREIT. Cohen & Steers Income Opportunities REIT, Inc. is a perpetual-life, non-listed REIT formed to invest primarily in high-quality, income-focused, stabilized properties within the United States. CNSREIT is externally managed by Cohen & Steers Capital Management, Inc., a subsidiary of Cohen & Steers, Inc.

About Cohen & Steers. Cohen & Steers is a leading global investment manager specializing in real assets and alternative income, including listed and private real estate, preferred securities, infrastructure, resource equities, commodities, as well as multi-strategy solutions. Founded in 1986, the firm is headquartered in New York City, with offices in London, Dublin, Hong Kong, Tokyo and Singapore.

About Sterling Organization. Sterling Organization is a vertically integrated private equity real estate firm specializing in retail real estate assets across the United States. Sterling Organization and its affiliates own 83 properties across various funds and other investment vehicles, encompassing more than 15 million square feet and exceeding $4 billion in gross asset value. The firm is headquartered in West Palm Beach and has offices nationwide.

Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the federal securities laws. These forward-looking statements can be identified by the use of forward-looking terminology such as “may,” “will,” “expect,” “intend,” “anticipate,” “estimate,” “believe,” “continue,” “identified” or other similar words or the negatives thereof. These may include CNSREIT’s financial projections and estimates and their underlying assumptions, statements about plans, objectives and expectations with respect to future operations, statements with respect to acquisitions, statements regarding future performance and statements regarding identified but not yet closed acquisitions. Such forward-looking statements are inherently uncertain and there are or may be important factors that could cause actual outcomes or results to differ materially from those indicated in such statements. CNSREIT believes these factors also include but are not limited to those described under the section entitled “Risk Factors” in the prospectus, as amended and supplemented from time to time, filed with the Securities and Exchange Commission (the “SEC”), which is accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this document. Except as otherwise required by federal securities laws, CNSREIT undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future developments or otherwise.

4 CoStar as of 6/5/2026

Cohen & Steers Income Opportunities REIT, Inc. Contact:
Robert Klemens
Vice President, Communications
media@cohenandsteers.com

SOURCE: Cohen & Steers Income Opportunities REIT, Inc.

    3